UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

Propanc Biopharma, Inc.
(Name of Registrant As Specified In Charter)

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Propanc Biopharma, Inc.

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

+61-03-9882-0780

August ____, 2026

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Propanc Biopharma, Inc., a Delaware corporation (the “Company”), as of the close of business on August ____, 2026 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Delaware Statutes (“DS”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) on July 24, 2026 and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of July 24, 2026 (the “Written Consent”).

The Written Consent approved the following actions:

●	The issuance of restricted shares of Common Stock of the Company to various officers, directors and service providers. As a result of recent achievements and incentivizing the management team and board of directors, as well as incentivize consultants supporting the Company, has agreed to issue the following shares to the following parties: 1,000,000 restricted shares to James Nathanielsz, 250,000 restricted shares to Jeannine Kingsley, 250,000 restricted shares to Sylvia Nathanielsz, 250,000 restricted shares to VivoPharm Pty Ltd (Dr. Ralf Brandt), 250,000 to Carlo Campiciano, 250,000 restricted shares to Josef Zellinger, 250,000 restricted shares to the CFO Squad, LLC as nominee of Joseph Himy, 250,000 restricted shares to Brunson Chandler & Jones, PLLC, , 250,000 restricted shares to Sylva International LLC, 250,000 share to Krista Rash, and 250,000 restricted shares to Gregory Harrison, (the “New Stock Issuances”).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the additional shares of Common Stock implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(b) and 5635(c), approved (i) the New Stock Issuances and the Reverse Stock Split.

The Written Consent is the only shareholder approval required under the DS, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the SPA. We expect to mail the accompanying Information Statement to the Shareholders on or about August ____, 2026.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ James Nathanielsz, CEO and Director

Propanc Biopharma, Inc.

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

+61-03-9882-0780

______________

INFORMATION

STATEMENT

[Preliminary]

_____________

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Propanc Biophrma Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate actions:

●	The issuance of restricted shares of Common Stock of the Company to various officers, directors and service providers. As a result of recent achievements and incentivizing the management team and board of directors, as well as incentivize consultants supporting the Company, has agreed to issue the following shares to the following parties: 1,000,000 restricted shares to James Nathanielsz, 250,000 restricted shares to Jeannine Kingsley, 250,000 restricted shares to Sylvia Nathanielsz, 250,000 restricted shares to VivoPharm Pty Ltd (Dr. Ralf Brandt), 250,000 to Carlo Campiciano, 250,000 restricted shares to Josef Zellinger, 250,000 restricted shares to the CFO Squad, LLC as nominee of Joseph Himy, 250,000 restricted shares to Brunson Chandler & Jones, PLLC, , 250,000 restricted shares to Sylva International LLC, 250,000 share to Krista Rash, and 250,000 restricted shares to Gregory Harrison, (the “New Stock Issuances”).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the additional shares of Common Stock implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(b) and 5635(c), approved (i) the New Stock Issuances.

On July 24, 2026, our Board approved the New Issuances and submitted the same to certain holders of our Series B Preferred Stock. On the same date, the holder of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the New Issuances.

Title 8 Section 211 of the DS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Title 8 Section 211 of the DS, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to the transaction listed above.

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about August ____, 2026. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder, which hold a majority of the voting capital stock of the Company.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board of Directors of the Company and the Majority Stockholders.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

On July 24, 2026, the Board of Directors approved the issuance of restricted shares of Common Stock of the Company to various officers, directors and service providers. As a result of recent achievements and incentivizing the management team and Board of Directors, as well as incentivize consultants supporting the Company, the Board of Directors and the Compensation Committee of the Board of Directors agreed to issue the following shares to the following parties: The issuance of restricted shares of Common Stock of the Company to various officers, directors and service providers. As a result of recent achievements and incentivizing the management team and board of directors, as well as incentivize consultants supporting the Company, has agreed to issue the following shares to the following parties: 1,000,000 restricted shares to James Nathanielsz, 250,000 restricted shares to Jeannine Kingsley, 250,000 restricted shares to Sylvia Nathanielsz, 250,000 restricted shares to VivoPharm Pty Ltd (Dr. Ralf Brandt), 250,000 to Carlo Campiciano, 250,000 restricted shares to Josef Zellinger, 250,000 restricted shares to the CFO Squad, LLC as nominee of Joseph Himy, 250,000 restricted shares to Brunson Chandler & Jones, PLLC, , 250,000 restricted shares to Sylva International LLC, 250,000 share to Krista Rash, and 250,000 restricted shares to Gregory Harrison.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under the DS, our , our Articles of Incorporation, as amended, and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ. The issuance of the Shares and additional shares of our Common Stock issuable upon conversion of the Series C Preferred Stock implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ, as follows:

●	NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of the issuer and such ownership would be the largest ownership position of the issuer). For the purposes of this rule, investors in the Transactions may be deemed to be the controlling stockholders following the conversion of the Notes. Stockholders should note that a “change of control” as described under Rule 5635(b) applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents, or any other purpose.

●	NASDAQ Listing Rule 5635(c) requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(b) and 5635(c) approved (i) the New Stock Issuances.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the New Stock Issuances or the Reverse Stock Split.

OUTSTANDING VOTING SECURITIES

As of July 24, 2026, there were issued and outstanding 3,503,116 shares of Common Stock (with the holder of each share having one vote) and 1 share of Series B Preferred Stock. Pursuant to Title 8 Section 211 of the DS, at least a majority of the voting equity of the Company is required to approve the action by written consent. The Majority Stockholder, who holds 400,000 shares of Common Stock, and 1 share of Series B Preferred Stock (approximately 50.01% of the total voting equity of the Company), has voted in favor of the action, thereby satisfying the requirement under Title 8 Section 211 of the DS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the total number of shares that the Majority Stockholder voted in favor of the New Issuance, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

			Number of	Percentage of
	Number of	Number of	Votes	the Voting Equity
	Common Shares	Series B Preferred	in Favor of	that Voted in
Name of Majority Stockholder	Held	Shares Held	Actions	Favor of the Actions (1)
James Nathanielsz(1)	400,000	1	All	50.001%

(1)	Based on 3,504,116 shares of Common Stock and 1 share of Series B Preferred Stock issued and outstanding as of July 24, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of July 24, 2026 regarding the number of shares of our Common Stock and Series B Preferred Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock and Series B Preferred Stock, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officers as a group.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right, and the conversion of preferred stock. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 3124 Australia.

	Common Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)	Number of Shares Beneficially Owned	Percentage of Class(2)

Directors and Executive Officers:

James Nathanielsz(3)	600,004	17.13%	1	100%

Dr. Ralf Brandt	80,301	2.29%	0	0%

Josef Zelinger(4)	160,006	4.57%	0	0%

Joseph Himy(5)	82,000	2.34%	0	0%

Carlo Campiciano	0	0.0%	0	0%

Jeannine Kingsley	82,000	2.34%	0	0%

All directors and executive officers, as a group (5 persons)	1,004,311	28.67%	1	100%

(1)	Applicable percentages are based on 3,503,116 shares of our Common Stock outstanding as of July 24, 2026.

(2)	Each holder of shares of Series B Preferred Stock is entitled to votes equivalent to the total number of shares of common stock outstanding as of the record date for the determination of stockholders entitled to vote.

(3)	Includes (i) 5 shares of our Common Stock owned held by North Horizon Pty Ltd., which is the trustee of the Nathanielsz Family Trust. Mr. Nathanielsz has investing and dispositive power and a pecuniary interest in such shares held by such trust. In addition, such ownership includes (ii) 0.00000003 vested stock options for the purchase of up to 0.00000003 shares of our Common Stock, (iii) 0.00000003 vested restricted stock units and 112,000 shares of Common Stock held by Mrs. Nathanielsz, the spouse of Mr. Nathanielsz, as to which shares Mr. Nathanielsz disclaims beneficial ownership.

(4)	Beneficial ownership includes (i) 10 shares of Common Stock issuable upon exercise of a Common Stock purchase warrant held by Aggro Investments Pty Ltd, which Mr. Zelinger wholly owns and controls, which is subject to a 4.99% beneficial ownership limitation providing that a holder of such warrant will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the Common Stock outstanding, provided that upon at least 61 days’ prior notice to us, the holder may increase or decrease such limitation up to a maximum of 9.99% of the shares of Common Stock outstanding. The principal business address of Aggro Investments Pty Ltd is 9 Seymour Road, Elsternwick, Victoria, Australia, 3185.

(5)	Includes 82,000 shares held by The CFO Squad as nominee for Joesph Himy. Mr. Himy has investing and dispositive power and a pecuniary interest in such shares held by The CFO Squad.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 29, 2025;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 14, 2026;

(3)	Current Report on Form 8-K, filed on July 14, 2026;

(4)	Current Report on Form 8-K, filed on February 26, 2026;

(5)	Current Report on Form 8-K, filed on January 7, 2026;

Current Report on Form 8-K, filed on February 26, 2026

You may request a copy of these filings, at no cost, by writing Propanc Biopharma Inc., 302, 6 Butler Street, Camberwell, VIC, 312 Australia, or telephoning the Company at +61-03-9882-0780. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 312 Australia, or telephoning the Company at +61-03-9882-0780.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ James Nathanielsz

Dated: August ____, 2026